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                              INDEMNITY UNDERTAKING

In this Undertaking the following expressions shall have the meaning assigned to them:

"THE COMPANY"                   Delta Galil Industries Ltd.

"THE COMPANIES LAW"             The Companies Law 1999 and any Law amending or
                                replacing the same, as may be in force from time to time.

"OFFICE HOLDER"                 Any person who from time to time officiates as
                                an office holder as such expression is defined in section 1 of The Companies Law, including an office holder who officiates on behalf of the company in another company in which the Company holds at least 25% of the rights in the share capital and/or or the voting rights and/or the right to appoint directors (hereinafter "OFFICE
                                HOLDER IN THE OTHER COMPANY").

"D&O INSURANCE
POLICY" OR "POLICY"             A D&O insurance policy purchased or that may be
                                purchased by the Company, whether by way of a single policy or by way of more than one policy.

"THE DOLLAR" OR
"THE US DOLLAR"                 An amount in NIS calculated in accordance with
                                the Representative Rate of the US Dollar as may be published by The Bank of Israel at the relevant time.

WHEREAS                 The Company owns a D&O Insurance Policy;

AND WHEREAS             The cover, the financial amount or the terms of the D&O
                        Insurance Policy may not fully secure the Office Holders in respect of a Claim (if and to the extent filed) against the Office Holders;

AND WHEREAS             The Company is desirous of granting to the Office
                        Holders an independent Indemnity Undertaking, in addition to the D&O Insurance Policy, PROVIDED that the amount of indemnification will be limited to an aggregate of US$15 million for all Office Holders with respect to any series of events, minus any amount reimbursed by the D&O Insurance Policy;

AND WHEREAS             This Undertaking does not apply to the cases detailed in
                        section 263 of The Companies Law;

AND WHEREAS             This Undertaking serves to enhance the entitlement of
                        the Office Holders to indemnity and not to diminish the entitlement and therefore this Undertaking should be construed in the widest manner subject to the limitations of law.

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THEREFORE, by virtue of approval by a resolution of the Audit Committee of the
Board of Directors dated January 16, 2003, and by virtue of approval by a resolution of the Board of Directors of the Company dated January 16, 2003, and by virtue of approval by a resolution of the extraordinary General Meeting of the Company dated March 25, 2003, the Company hereby undertakes in accordance with the provisions of The Companies Law and in accordance with the By-laws of the Company to grant to the Office Holders of the Company indemnity as detailed in this Undertaking.

1.      UNDERTAKING FOR INDEMNITY
        Subject to the conditions detailed in this Undertaking and to the provisions of The Companies Law -

        1.1 The Company hereby irrevocably undertakes to indemnify every Office Holder in respect of all liability as specified in section 1.2 hereafter, that may be imposed upon him as a result of acts that he carried out or may carry out in his capacity as an Office Holder of the Company or as an Office Holder in The Other Company (including acts carried out prior to the date of this Undertaking), that are directly or indirectly connected with one or more of the types of events detailed in the Addendum to this Undertaking or to any part of them or anything connected with them, directly or indirectly, (hereinafter "THE ADDENDUM") provided that the maximum amount of the indemnity shall not exceed the amount detailed in section 2 hereafter.

        1.2 The Office Holder Indemnity Undertaking specified in section 1.1 above shall apply to every monetary liability to the extent that it may be imposed upon the Office Holder both in Israel and/or abroad, in favor of any person and/or other entity in accordance with a judgment, including a judgment by compromise or an arbitrator's decision approved by the Court, and in respect of reasonable costs of the proceedings including attorneys' fees, that the Office Holder expended or was obligated to pay by the Court, in proceedings instituted against the Office Holder by the Company or on behalf of the Company or by a person and/or other entity, or in a criminal charge in which the Office Holder was acquitted or criminal charge in which he was found guilty in respect of an offence that does not require proof of criminal intent.

2.      AMOUNT OF INDEMNITY
        2.1 The amount of the indemnity that the Company may be liable to pay to all Office Holders in the Company and Office Holders in The Other Company, in the aggregate, in accordance with this present Undertaking in respect of the same series of events out of those events that are specified in the Addendum, shall not exceed the sum of $15,000,000 (fifteen million US Dollars) minus any amount reimbursed directly to any Office Holder by the insurer under the D&O Insurance Policy, PROVIDED, however, that the total amount of indemnity shall not exceed 25% of the shareholders' equity of the Company on the date of the payment of such amount (hereinafter "THE MAXIMUM INDEMNITY AMOUNT").

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        2.2     If and to the extent that the total amounts of indemnity that the Company may be demanded to pay shall exceed the Maximum Indemnity Amount (as it was at such time) in accordance with section 2.1 above, the Maximum Indemnity Amount or the balance thereof, as the case may be, shall be divided between the Office Holders that are entitled to indemnity in such manner that the amount of indemnity that each Office Holder will actually receive shall be calculated in accordance with the ratio between the amount of indemnity due to each of the Office Holders in respect of the liabilities or the expenses that each Office Holder is liable to bear as a result of the legal proceeding, and between the amount of indemnity due to each of the said Office Holders, in respect of the liabilities or the expenses that each Office Holder is liable to bear as a result of the legal proceeding, in the aggregate in respect of such event.

        2.3 In the event that an Office Holder shall receive indemnity or shall be entitled to receive indemnity from the Insurer of the D&O Insurance Policy in respect of the event that is the subject of the indemnity, the indemnity will be awarded in respect of the difference between the amount of the monetary liability imposed upon the Office Holder and/or between the legal costs expended by or imposed upon the Office Holder, as in section 1 above, and between the amount received from the Insurer in respect of such matter, provided that the amount of the indemnity for which the Company will be liable in accordance with this Undertaking shall not exceed the Maximum Indemnity Amount.

3.      HANDLING OF CLAIM
        In any event in respect of which an Office Holder may be entitled to indemnity as aforesaid, the Office Holder and the Company will act as follows:

        3.1 The Office Holder shall notify the Company in writing as to any legal proceeding instituted against him and as to any apprehension or threat that a legal proceeding may be instituted against him and as to any circumstances that come to his attention that may cause the institution of legal proceedings against him (hereinafter "THE PROCEEDING"), the aforesaid as soon as possible after he shall become aware of same, and he shall without delay furnish the Company or whomsoever shall be determined by the Company, with a copy of every document that may be served upon him in connection with such Proceeding.

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        3.2     The Office Holder shall cooperate fully with the Company and with whomsoever the Company may determine, including with the Insurer of the D&O Insurance Policy, and shall furnish all information that may be required in connection with the Claim and shall observe all the other provisions of the Policy in connection with defense against the Claim.

        3.3 The Company shall be entitled to take upon itself the handling of the legal defense of the Office Holder against the Proceeding and to entrust the defense to an attorney to be chosen by the Company at its discretion taking into consideration the obligations of the Company in accordance with the D&O Insurance Policy and the possibility of the appointment of attorneys on behalf of the Insurer (hereinafter "THE COMPANY'S ATTORNEY").

        3.4 Notwithstanding the aforesaid in section 3.3 above, the Office Holder may object to his representation by the Company's Attorney on reasonable grounds or in circumstances in which, in the opinion of the Office Holder or in the opinion of the Company's Attorney, there is a conflict of interests between the defense of the Office Holder and the defense of the Company.

        3.5     If within fourteen days of the receipt of a notice as in section
                3.1 above, the Company (or the Insurer) has not taken upon itself the handling of the defense of the Office Holder against the Proceeding or if the Office Holder and/or the Company's Attorney object to the representation of the Office Holder by the Company's Attorney in circumstances as in section 3.4 above, the Office Holder may, after giving to the Company suitable notice, entrust the defense to an attorney of his own choice (hereinafter "THE OTHER ATTORNEY") provided that the amount of fees to be paid to the Other Attorney is subject to approval as reasonable, by the Audit Committee of the Company. The Office Holder will be given an opportunity to appear and raise his contentions before the Audit Committee. The Audit Committee shall give a reasoned decision. If the entire amount of the fee requested is not approved and the Office Holder decides not to forego the services of the Other Attorney, the Office Holder shall be entitled - if he shall so desire - to receive from the Company the reasonable amount of fee that was approved and the balance shall be paid by the Office Holder at his own account.

        3.6 Notwithstanding the aforesaid in sections 3.4 and 3.5 above, if the D&O Insurance Policy applies to the matter, the Company will act in accordance with the provisions of the Policy in all matters connected with differences of opinion with the Insurer relating to the identity of the representing attorney in accordance with the provisions of the policy, and the provisions of the policy will take precedence on this matter over any agreement between the Office Holder and between the Company. Subject to the aforesaid, the Company will make a reasonable effort to honor the wishes of the Office Holder within the limits of the Policy.

        3.7 If the Company decides to take upon itself the conduct of the defense against the Proceeding and the Office Holder does not object in circumstances as in section 3.4 above, the Office Holder, at the request of the Company, will sign a power of attorney authorizing the Company as well as the Company's Attorney, to handle the defense of the Office Holder against the Proceeding and to represent the Office Holder in all matters connected with such defense, and the Company and the Company's Attorney may handle such defense (with current report to the Office Holder and in consultation with the Office Holder and his legal advisers) and may finalize the Proceeding as they may deem fit subject to the provisions of section 3.13 hereafter.

        3.8 If the Company decides to take upon itself the conduct of the defense against the Proceeding and the Office Holder does not object in circumstances as in section 3.4 above, the Company shall bear all the costs and payments involved, in such manner that the Office Holder will not be demanded to pay or finance the same by himself, and the Company will not be liable to the Office Holder under this Undertaking in respect of legal costs including attorneys' fees, spent by the Office Holder in defense against the Proceeding.

        3.9 If the Company shall pay any amount to the Office Holder by virtue of the Undertaking, whether by way of advance payment or otherwise, and it subsequently transpires that the Office Holder is bound to repay such amount, in whole or in part, because he was not entitled to indemnity in view of the provisions of section 263 of The Companies Law or because of the provisions of any other Law, such amount shall be refunded by the Office Holder in Dollar value plus interest at the rate usual in Bank Leumi LeIsrael Ltd. on dollar loans, from the date of receipt of the amount until the repayment thereof.

        3.10 If the Company shall pay any amount to or on behalf of the Office Holder by virtue of this Undertaking, and subsequently the liability in respect of which the amount was paid is annulled or the amount thereof is reduced for any reason, the Office Holder shall assign to the Company all his rights to restitution of the amount from the plaintiff in the Proceeding, and the Office Holder shall do everything necessary to ensure that such assignment is valid and enforceable by the Company, and once the Office Holder does so, he will be exempt from the repayment of the amount the right of restitution of which has been assigned. If the Office Holder does not make such assignment, the Office Holder will be liable to repay the amount, in whole or in part, as the case may be, in Dollar value plus interest at the rate usual in Bank Leumi LeIsrael Ltd. on dollar loans, from the date of receipt of the amount until the repayment thereof.

        3.11 If the Company's Attorney represents in the Proceeding both the Company and the Office Holder, and it subsequently transpires that the Office Holder was not entitled to indemnity in view of the provisions of section 263 of The Companies Law or because of the provisions of any other Law, and a difference of opinion arises with regard to the liability of the Office Holder to repay the legal costs or with regard to the amount for repayment, the dispute will be referred to the decision of an arbitrator agreed upon between the parties. The Company shall bear the costs of the arbitration including attorneys' fees unless the arbitrator determines in his decision that the Office Holder exploited the arbitration proceedings with a lack of BONA FIDES. The arbitrator shall be appointed by the procedure detailed in section 3.13 below.

        3.12 The Office Holder shall not give his consent to a compromise or to the referral of the Proceeding to decision by arbitration without the prior written consent of the Company, and to the extent that consent of the Insurer is required, without the prior written consent of the Insurer of the D&O Insurance Policy. The Company will not agree to a compromise unless the Compromise Agreement does not expose the Company and/or the Office Holders to additional Claims on the part of the plaintiff or plaintiffs and that the Agreement contains no admission or recognition of liability of the Office Holders for the causes of action that are the subject of the Proceeding. The Company will bring the details of the Compromise Agreement to the attention of the Office Holders. In the event of a difference of opinion between the Company and between an Office Holder or Office Holders as to whether the Compromise Agreement satisfies the provisions of this section, the dispute will be referred for expeditious decision by an arbitrator appointed upon request either by the Company or by the Office Holder. The arbitrator shall be appointed within 7 days of the request by one of the parties for the referral of the dispute to decision by an arbitrator, and if no agreement is reached as to the identity of the arbitrator, the arbitrator will be appointed by the Chairman of the Israel Bar Council. The Company shall bear the costs of the arbitration including attorneys' fees.

        3.13 Neither the Company nor the Company's Attorney shall agree to a compromise the amount of which is in excess of the amount of indemnity to which the Office Holder is entitled, without the prior written consent of the Office Holder, and to the extent that consent of the Insurer is required, without the prior consent of the Insurer as well.

4.      VALIDITY OF THE UNDERTAKING

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        4.1     The Undertaking shall be valid both in respect of proceedings instituted against the Office Holder in the course of his employment or office in the Company and also in respect of proceedings that may be instituted against him, including his estate, after the termination of his employment or office in the Company, provided that such proceedings relate to acts that were carried out by the Office Holder after his appointment as an Office Holder in the course of or in his capacity as an Office Holder of the Company, or as a result thereof. The Undertaking will also be available for the estate of the Office Holder, his heirs and legal substitutes.

        4.2 The Company will only be required to pay by virtue of this Undertaking, amounts in excess of money actually paid to or for or instead of the Office Holder by any insurance purchased by the Company or by a company controlled by the Company or an affiliated corporation (if the Office Holder officiates therein as an Office Holder at the request of the Company) or any indemnity undertaking of a company controlled by the Company or an affiliated corporation or any entity other than the Company.

        4.3 This Undertaking shall in no way limit or prevent the Company from granting to the Office Holder an additional special indemnity or indemnities provided that the same will in no way derogate from or prejudice the indemnity undertakings that are the subject of this Undertaking.

        4.4 This Undertaking shall in no way limit or prevent the Company from increasing the Maximum Indemnity Amount in respect of events that are the subject of the indemnity, whether in view of a decrease in the amount insured pursuant to the D&O Insurance Policy, or in view of the inability of the Company to obtain D&O insurance to cover events that are the subject of the indemnity on reasonable terms, or for any other reason, provided that the resolution in respect thereof is adopted in the manner determined in The Companies Law.

        4.5 The undertakings of the Company pursuant to this Undertaking shall, to the extent permitted by law, be construed widely so that they may be carried out in a manner that will achieve their intended purpose. In the event of a contradiction between any provision of this Undertaking and between a provision of law that may not be excepted, altered or added to, such provision of law shall take precedence, but the aforesaid shall not prejudice or derogate from the validity of the other provisions of this Undertaking.

        4.6 For the removal of doubt it is hereby determined that his Undertaking does not constitute an agreement in favor of a third party and may not be assigned.

5. If in order to give validity to any of the aforesaid undertakings, any act, resolution, approval or any additional or other process, may be required, the Company undertakes to cause the same to be effected and/or adopted, as the case may be, in a manner that will enable the Company to perform all of its undertakings as aforesaid.

6. The indemnity undertaking in favor of an Office Holder in the Company in accordance with this Undertaking, shall apply also to an Office Holder in The Other Company, as defined in the preamble to this Undertaking, subject to the changes required by the context, in respect of events and acts carried out in the frame of his office or employment in The Other Company.


                    IN WITNESS WHEREOF WE HAVE SET OUR HAND,
                         THIS ______ DAY OF ______ 2003





                                     ---------------------------
                                     DELTA GALIL INDUSTRIES LTD.


AGREED AND ACCEPTED :



----------------------                     ------------------------
Name:                                                Date

                             ADDENDUM TO UNDERTAKING
                                 TYPES OF EVENTS

1. Acts connected with transactions carried out by the Company and/or a subsidiary with other corporations, whether before or after the performance of the transaction, including the entering into the transaction, the performance thereof, follow-up and supervision of the transaction and the acts carried out by the Office Holder on behalf of the Company.

2. Acts resulting from the fact that the Company is a public company and/or that its securities were offered to the public and/or are Stock Exchange traded, in Israel or abroad.

3. The issue of securities, including, but without derogation from the generality of the foregoing, the offer of securities to the public by way of prospectus, private offer or the offer of securities in any other manner and the allotment of options to employees of the company.

4. A transaction within the meaning of such expression in section 1 of The Companies Law including the receipt of credit, transfer, sale or purchase of assets or liabilities, including securities or the grant or receipt of a right in any of the above, and any act directly or indirectly connected with such a transaction.

5. Acts and/or decisions (including the non-performance of an act or the non-taking of a decision) relating to hedging the assets or liabilities of the Company.

6.      Sale, purchase or holding of negotiable securities.

7. A report or notice filed in accordance with The Companies Law or The Securities Law, including the Regulations enacted thereunder, or in accordance with Laws and Regulations dealing with similar matters outside of Israel, or in accordance with rules or directives of the Stock Exchange in Israel or abroad and/or the non-filing of such a report or notice.

8. Reports, notices, and applications for approval (including acts connected with such reports, notices and applications) to judicial and administrative authorities in Israel and abroad, including the Securities Commission (in Israel and abroad); The Stock Exchange (in Israel and abroad); the cartel authorities; the Registrar of Data information; the Companies and Trademarks Registrar; The Registrar of Pledges; The Land Registrar etc.

9. Acts connected with the terms of employment of employees including the handling of pension funds, provident funds, insurance and savings funds, options and other bonuses.

10. Acts connected with trade and marketing relations, including acts and agreements with independent contractors, customers, insurers, insurance agents and other agents, suppliers, providers of various services, orders and purchases for the Company.

11. Any act that occasions damage to person, sickness, death, damage to property including loss of use.

12.     Any act that causes failure to adopt proper security arrangements.

13. A change in the structure of the Company or its reorganization or resolutions in connection with same, including, but without derogation from the generality of the aforesaid, merger, split, alteration of the share capital of the Company, its subsidiaries, their winding up or sale, an allotment or distribution.

14.     Events connected with the data systems of the Company.

15. An expression, statement, including the expression of a viewpoint or opinion made BONA fides by an office Holder in the course of his work and by virtue of his capacity as Office Holder, including at a meeting of the Board of Directors or of a Committee of the Board.

16. Each of the types of events detailed above that are connected with the office of the Office Holder in The Other Company as defined in the preamble of Undertaking above.